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                                                                     EXHIBIT 1.1


                            [_______________] SHARES

                          AXIS CAPITAL HOLDINGS LIMITED

                   COMMON SHARES, PAR VALUE $0.0125 PER SHARE


                             UNDERWRITING AGREEMENT


_________, 2003

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                                                             _____________, 2003

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.

c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs and Mesdames:

          AXIS Capital Holdings Limited, a Bermuda corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of _______________ Common Shares, par value $0.0125 per share, of the Company (the "FIRM SHARES"), of which _____________ shares are to be issued and sold by the Company and _____________ shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name under "Number of Firm Shares to Be Sold" in Schedule I hereto.

          The Company and the Selling Shareholders also severally propose to issue and sell to the several Underwriters not more than an additional ______________ Common Shares, par value $0.0125 per share (the "ADDITIONAL SHARES"), of which up to _____________ shares are to be issued and sold by the Company and up to _____________ shares are to be sold by the Selling Shareholders, each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name under "Number of Additional Shares to Be Sold" in Schedule I hereto as more fully described herein, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The Common Shares, par value $0.0125 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

          The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The

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registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

          Credit Suisse First Boston LLC (the "DESIGNATED UNDERWRITER") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers and employees (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Firm Shares to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES." Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) Deloitte & Touche, whose report is included in the Prospectus, is an independent certified public accountant with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included

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     in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing (including as an exempted company) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) Each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited, AXIS Specialty Insurance Company, AXIS Reinsurance Company, Sheffield Insurance Corporation, AXIS Specialty (Barbados) Limited, AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty Holdings Ireland Limited (hereafter, the "DESIGNATED SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (good standing meaning, with respect to each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited, AXIS Specialty (Barbados) Limited and AXIS Specialty Holdings Ireland Limited, that each has not failed to make any required filing with any government authority of the jurisdiction of its incorporation or to pay any government fee or tax in its jurisdiction of incorporation which would make it liable to be struck off the register of companies and thereby cease to exist under the laws of its jurisdiction of incorporation), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing or operating of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (non-assessable meaning, with respect to each of AXIS Specialty Limited, AXIS Specialty Europe Limited, AXIS Re Limited, AXIS Specialty (Barbados) Limited and AXIS Specialty Holdings Ireland Limited, that no further sums are payable with respect to the holding of such shares and the member shall not be bound by an alteration (unless it agrees in writing to such alteration) in the memorandum of association or the bye-laws or equivalent organizational documents of such Designated Subsidiary after the date upon which it became a member if and so far as the alteration requires such member to take or

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     subscribe for additional shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, such Designated Subsidiary) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims, preemptive rights or restrictions upon voting or transfer. Except for AXIS Specialty U.S. Services, Inc., AXIS Specialty Europe Management Services Limited, AXIS Specialty UK Limited, AXIS Specialty UK Holdings Limited and AXIS Mergeco Limited, each of which is immaterial and not a "significant subsidiary" of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) The capitalization of the Company as adjusted as of March 31, 2003 conforms in all material respects to the description thereof in the Prospectus. The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights.

          (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (j) None of the execution and delivery by the Company of, or the performance by the Company of its obligations under, this Agreement, nor the consummation of the transactions contemplated hereby, will (i) contravene or result in a breach or violation of, or constitute a default under, (A) the charter, memorandum of association, bye-laws or other governing documents of the Company or any of its subsidiaries, (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or any of their respective properties or (C) any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or to which any of their respective properties are subject, or
     (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of the Company or any of its subsidiaries, except (other than with respect to clause (i)(A)) as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except for permits, consents, approvals and similar authorizations required by the securities or "Blue Sky" or insurance securities laws of certain jurisdictions in connection with the offer and sale of the Shares, the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the offer and sale of the Shares and permits, consents, approvals and

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     authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

          (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (o) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (p) On the date hereof and upon issuance of the Shares, each of the Company and its Designated Subsidiaries is and will be solvent and able to pay its liabilities as they become due.

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          (q)  Each of the Company and its Designated Subsidiaries has (i) all
     licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda, Ireland and the United States (and any State thereof) and all other relevant jurisdictions as is necessary to engage in the business currently conducted by it in the manner described in the Prospectus (each, an "AUTHORIZATION"), except where the failure, individually or in the aggregate, to file such report, document or information would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligation, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole and
     (iii) no knowledge of any pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination, material adverse modification, material adverse impairment or suspension of any Authorization. All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as whole. Except as otherwise described in or contemplated by the Prospectus, the Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent and has not otherwise agreed to any such impairment, restriction or prohibition.

          (r) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (s) The Company has no knowledge of any threatened or pending downgrading of any of its or its Designated Subsidiaries claims-paying ability rating by A.M. Best Company, Inc. or Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc., the only "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 463(g)(2) ability under the Securities Act, which currently rate the claims-paying ability of the Company or any of the Designated Subsidiaries. No such organization currently rates any securities of the Company or any of the Designated Subsidiaries.

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          (t)  The Shares have been approved for listing on the New York Stock
     Exchange, subject to official notice of issuance.

          (u) The Company and each of the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

          (w) None of the Company or any of its Designated Subsidiaries (i) is in violation of its charter, memorandum of association or bye-laws or articles of association or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement (including any retrocessional or reinsurance treaty, contract or arrangement), indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) is in violation of any insurance law, rule or regulation to which it or its property is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole. Except as disclosed in the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the Company or its subsidiaries are a party as the reinsured or insured are in full force and effect. None of the Company or any of its Designated Subsidiaries has received any notice or otherwise has knowledge that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (x) None of the Company's subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other

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     distribution on such subsidiary's capital stock, except as described in or contemplated by the Prospectus.

          (y) None of the Underwriters or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

          (z) There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Shares by the Company (other than to residents of Bermuda for Bermuda exchange control purposes).

          (aa) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

          (bb) No permit, consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

          (cc) The Company has not offered, or caused the Underwriters or their affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (dd) The Company has not offered, or caused the Underwriters or their affiliates to offer, Shares to any person pursuant to the Directed Share Program in any jurisdiction other than the United States, the United Kingdom, Bermuda or Ireland.

          (ee) (i) Any tax returns required to be filed in any jurisdiction by the Company or any of its subsidiaries other than AXIS Reinsurance Company, Sheffield Insurance Corporation and AXIS Specialty Insurance Company (collectively, the "U.S. INSURANCE COMPANIES") have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (ii) to the Company's knowledge, any tax return required to be filed in any jurisdiction by any of the U.S. Insurance Companies has been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently

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     payable without penalty or interest, in either case except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and in either case other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if
     (A) any of them was characterized as a "personal holding company" as defined in Section 542 of the Code (as defined below), (B) any of them other than the U.S. Insurance Companies, AXIS Specialty U.S. Holdings, Inc. or AXIS Specialty U.S. Services, Inc. (collectively the "U.S. SUBSIDIARIES") was characterized as engaged in a U.S. trade or business,
     (C) any of them other than AXIS Specialty UK Limited, AXIS Specialty UK Holdings Limited, AXIS Specialty Europe Limited or AXIS Specialty Holdings Ireland Limited (the "U.K./IRISH SUBSIDIARIES") was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom or (D) any of them other than AXIS Specialty Europe Limited, AXIS Re Limited or AXIS Specialty Holdings Ireland Limited (the "IRISH SUBSIDIARIES") was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in Ireland. No deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' taxes is pending or, to the Company's knowledge, threatened. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

          (ff) Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the heading "Material Tax Considerations," the Company does not believe: (i) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Shares herein contemplated should be (A) treated as a "passive foreign investment company" as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), (B) considered a "foreign personal holding company" as defined in Section 552 of the Code, (C) characterized as a "personal holding company" as defined in Section 542 of the Code, (D) except for the U.S. Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of section 864(b) of the Code, (E) except for the U.K./Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (F) except for the Irish Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in Ireland; or (ii) that any person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its foreign subsidiaries.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally and not jointly represents and warrants to and agrees with each of the Underwriters and the Company that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

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          (b)  None of the execution and delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY"), nor the consummation of the transactions contemplated hereby or thereby, will (i) contravene or result in a breach or violation of, or constitute a default under, (A) the memorandum of association, bye-laws or other governing documents of such Selling Shareholder (if such Selling Shareholder is not a natural person),
     (B) any provision of applicable law or any regulation, rule, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder or any of its properties or (C) any agreement, indenture or other instrument binding upon such Selling Shareholder or to which such Selling Shareholder is a party or to which any of its properties are subject, or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property of such Selling Shareholder, except (other than with respect to clause (i)(A)) as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby and thereby. Except for permits, consents, approvals and similar authorizations required by the securities or "Blue Sky" or insurance securities laws of certain jurisdictions in connection with the offer and sale of the Shares, the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the offer and sale of the Shares and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by such Selling Shareholder of the transactions contemplated by this Agreement.

          (c) Such Selling Shareholder is, and on the Closing Date will be, the registered holder of a certificated security representing, and/or has and will have a "security entitlement" within the meaning of Section 8-102(a)(7) of the New York Uniform Commercial Code (the "NYUCC") in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and such Selling Shareholder's entry into this Agreement, the Custody Agreement and the Power of Attorney and such Selling Shareholder's sale, transfer and delivery of the Shares to be sold by such Selling Shareholder have been duly authorized by all necessary organizational action, if any, and have received all necessary regulatory approvals and authorizations, if any, and such Selling Shareholder has the legal right and power to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares. The Shares to be sold by such Selling Shareholder are not subject to any preemptive or similar rights.

          (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting rights and remedies of creditors or by general equitable principles.

          (e) Upon delivery in New York of any certificate or certificates representing a Selling Shareholder's Shares to be sold by such Selling Shareholder, properly indorsed in blank by an effective indorsement, to either (i) Cede & Co. ("CEDE") or such other nominee as may be designated by The Depository Trust Company ("DTC") or (ii) the Underwriter purchasing such Shares, and upon payment for such Shares as contemplated by this Agreement, Cede (or such other nominee) or such Underwriter, as the case may be, will acquire all of such Selling Shareholder's rights in such Shares that such Selling Shareholder has or has the power to transfer, free of any adverse claim within the meaning of Section 8-102(a)(1) of the NYUCC, provided Cede (or such other nominee) or such Underwriter, as the case may be, has no notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC) to such Shares. Assuming the proper execution of an entitlement order (within the meaning of Section 8-102(a)(8) of the NYUCC) given by a Selling Shareholder to the securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) maintaining the security entitlement for such Selling Shareholder with respect to the Shares to be sold by such Selling Shareholder, and assuming that as a result of the execution of such order a security entitlement with respect to such Shares is properly credited at a securities intermediary (within the meaning of Section 8-102(a)(14) of the NYUCC) to the account of the Underwriter purchasing such Shares, upon payment for such Shares as contemplated by this Agreement, then no action based on an adverse claim within the meaning of Section 8-102 of the NYUCC may be asserted against such Underwriter with respect to such security entitlement to the extent that (i) such Underwriter had no notice of such adverse claim within the meaning of Section 8-105 of the NYUCC and (ii) such Underwriter is the entitlement holder (within the meaning of Section 8-102(a)(8) of the NYUCC) with respect to the securities account to which such security entitlement is credited.

          (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

          3. AGREEMENTS TO SELL AND PURCHASE. (a) Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the

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                                                                              12

"PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, agrees to sell to the Underwriters the Additional Shares to be sold by such Seller as described below, and the Underwriters shall have the right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. On each Option Closing Date, each Seller, severally and not jointly, agrees to sell to the Underwriters the respective number of Additional Shares obtained by multiplying the number of Shares specified in the exercise notice by a fraction (a) the numerator of which is (i) _______ Shares in the case of the Company and (ii) the number of Shares set forth next to such Selling Shareholder's name under "Number of Additional Shares to Be Sold" on Schedule I hereto in the case of each Selling Shareholder and (b) the denominator of which is the total number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine).

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. together, on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

          The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) as long as the holder of such Common Stock agrees in writing to be bound by the obligations and restrictions contained in the preceding paragraph of this Section 3, the issuance of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions or other strategic transactions in which the Company is the surviving entity or acquiror, provided, however, that the aggregate value of securities issued in accordance with this clause (B) shall not exceed $500 million (with the value of a given security measured on the date of issuance of such security), and (C) as long as the holder of such Common Stock agrees in writing to be bound by the obligations and restrictions contained in the preceding paragraph of this Section 3, the grant of options to purchase shares of Common Stock pursuant to any existing benefit plans of the Company as existing on the date hereof and the issuance of Common Stock upon the exercise of warrants for Common Stock outstanding on the date hereof or the exercise of options outstanding on the date hereof or granted pursuant to such plans or the conversion of a security outstanding on the date hereof.

          (b) Each Underwriter represents, warrants and undertakes, that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Shares in circumstances in which section 21(1) of the FSMA does not apply; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

          4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $___ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

          5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2003, or at such other time on the same or such other date, not later than _________, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2003, as shall be designated in writing by you.

          The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than __________ (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or any Designated Subsidiary's securities or in the Company's or any Designated Subsidiary's financial strength or claims paying ability rating by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect

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                                                                              15

     set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed by or on behalf of each Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A hereto.

          (d) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B hereto.

          (e) The Underwriters shall have received on or before the Closing Date opinions of counsel satisfactory to your counsel for each Selling Shareholder that is not a natural person, dated the Closing Date, substantially to the effect set forth in Exhibit C hereto.

          (f) The Underwriters shall have received on the Closing Date an opinion of William Fry, special Irish counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit D hereto.

          (g) The Underwriters shall have received on the Closing Date an opinion of David King & Co., special Barbados counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit E hereto.

          (h) The Underwriters shall have received on the Closing Date an opinion of Clyde & Co., special United Kingdom counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit F hereto.

          (i) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in paragraph 2 and the last paragraph of Exhibit A.

                  With respect to Section 6(e) above, counsel to such Selling Shareholder may rely upon with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; PROVIDED that copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

                  The opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., Conyers Dill & Pearman, the respective counsel of each Selling Shareholder, William Fry, David King & Co., and Clyde & Co. described in Sections 6(c), 6(d) 6(e), 6(f), 6(g) and 6(h) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (k) The Underwriters shall have received "lock-up" agreements, each substantially in the form of Exhibit G hereto, from certain shareholders (including each of the Selling Shareholders), officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and all of such "lock-up" agreements, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (l) At the request of the Underwriters, to the extent any natural persons who are not resident in New York, the United Kingdom or Bermuda are Selling Shareholders, the Underwriters shall have received an opinion of counsel in the jurisdiction of such Selling Shareholder, which such opinion shall be in form and substance satisfactory to the Underwriters, and which shall cover the due execution and delivery of the Power of Attorney, Custody Agreement and this Agreement by or on behalf of such Selling Shareholder and such other matters as are reasonably requested by the Underwriters.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and its Designated Subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

          7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, three (and in the case of each amendment, eight) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement

     (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it its not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

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                                                                              18

          (g) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          (h) Not to amend or waive Section 3.3(a) of the Amended and Restated Shareholders' Agreement, dated as of December 31, 2002, among the Company and the shareholders named therein, without the prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. together, on behalf of the Underwriters.

          8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (such fees and disbursements of counsel, together with fees and disbursements of counsel pursuant to clause (iii) above, not to exceed $30,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show (the remainder of the cost of any aircraft chartered in connection with the road show to be for the account of the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all filing fees and the reasonable fees and disbursements of counsel incurred on behalf of Morgan Stanley in its capacity as "qualified independent underwriter" in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. in an amount not to exceed $5,000, (xii) all filing fees and the reasonable fees and disbursements of Netherlands counsel to the underwriters in an amount not to exceed $7,000, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution",
Section 10, the last paragraph of Section 12 below and Section 15(d), the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

          9. INDEMNITY AND CONTRIBUTION. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to send or give such Prospectus is the result of noncompliance by the Company with Section 7(a) hereof.

                  (ii) The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and each person, if any, who controls Morgan Stanley within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct or gross negligence.

          (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to send or give such Prospectus is the result of noncompliance by the Company with Section 7(a) hereof. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a)(ii) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for Morgan Stanley and such control persons of Morgan Stanley, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

          (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g)  The indemnity and contribution provisions contained in this
     Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10. DIRECTED SHARE PROGRAM INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("DSP ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material distributed in the United States, the United Kingdom, Bermuda or Ireland (other than any preliminary prospectus or the Prospectus, for which the DSP Entities shall, for the avoidance of doubt, be indemnified pursuant to Section 9 hereof) and prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DSP Entities.

          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any DSP Entity in respect of which indemnity may be sought pursuant to Section 10(a), the DSP Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the DSP Entity, shall retain counsel reasonably satisfactory to the DSP Entity to represent the DSP Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any DSP Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DSP Entity unless
     (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the DSP Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the DSP Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all DSP Entities. Any such firm for the DSP Entities shall be designated in writing by the Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the DSP Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any DSP Entity is or could have been a party and indemnity could have been sought hereunder by such DSP Entity, unless such settlement includes an unconditional release of the DSP Entities from all liability on claims that are the subject matter of such proceeding.

          (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a DSP Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the DSP Entity thereunder, shall contribute to the amount paid or payable by the DSP Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the DSP Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the DSP Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the DSP Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the DSP Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the DSP Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d) The Company and the DSP Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation (even if the DSP Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the DSP Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the DSP Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no DSP Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such DSP Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any DSP Entity at law or in equity.

          (e)  The indemnity and contribution provisions contained in this
     Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DSP Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

          11. TERMINATION. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          12. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure solely to the benefit of, the Underwriters and the Sellers, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign solely by reason of such purchase.

          14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          15. APPLICABLE LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; JUDGMENT CURRENCY.

          (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          (b) Each Seller irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. Each Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent any Seller has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

          (c) Each Seller hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. Each Seller agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. Each Seller waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each Seller represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

          (d) In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the "judgment currency") other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "Indemnitee") against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Sellers and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

          16. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                      Very truly yours,

                                      AXIS CAPITAL HOLDINGS LIMITED


                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      The Selling Shareholders named in
                                      Schedule I hereto, acting severally


                                      By:
                                         ------------------------------
                                         Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated


By:
   ------------------------------
   Name:
   Title:

                                                                      SCHEDULE I

                                                                  NUMBER OF FIRM               NUMBER OF
                                                                      SHARES               ADDITIONAL SHARES
                     SELLING SHAREHOLDER                            TO BE SOLD                 TO BE SOLD
                     -------------------                          --------------           -----------------

[NAMES OF SELLING SHAREHOLDERS]................................




     Total.....................................................

                                                                     SCHEDULE II

                                                                   NUMBER OF FIRM SHARES TO BE
              UNDERWRITER                                                    PURCHASED
              -----------                                          ----------------------------
Morgan Stanley & Co. Incorporated...........................
Citigroup Global Markets Inc................................
Credit Suisse First Boston LLC..............................
J.P. Morgan Securities Inc..................................
Merrill Lynch, Pierce, Fenner & Smith
Incorporated................................................
Fox-Pitt, Kelton Inc........................................
Dowling & Partners Securities, LLC..........................


                                                                   ----------------------------

                                                                   ----------------------------
     Total:.................................................

                                      II-1